U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2011

EAGLE FORD OIL & GAS CORP
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
________________________________________
(State or other Jurisdiction as Specified in Charter)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart St.
Suite 206
Houston, Texas 77027
_______________________________
(Address of Principal Executive Offices)

713-771-5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OF OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Financial Officer

On February 15, 2011, the Board of Directors of the Company appointed N. Wilson Thomas as the Chief Financial Officer, effective as of February 15, 2011.

Mr. Thomas joined Eagle Ford Oil and Gas in 2007 as Chief Financial Officer and served in that position until June, 2010.  Since that time he has served as Controller.  He previously spent 20 years in the service and distribution industry; 16 of those years were spent working for SYSCO Corporation as CFO of a wholly-owned SYSCO subsidiary.  Mr. Thomas is a licensed CPA in the state of Texas and received a B.B.A. from the University of Texas. He currently resides in the Houston area.

Mr. Imran Maniar has left Eagle Ford Oil and Gas and as of February 15, 2011, is no longer serving on the Board of Directors.

There are no arrangements or understandings between Mr. Thomas and any other person pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Thomas and any director or other executive officer of the Company. The Company is not aware of any transaction in which Mr. Thomas has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD OIL & GAS CORP

Date: February 15, 2011	By:	/s/ Rick Adams
Name: Rick Adams
Title: President/CEO